Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zebra Technologies Corporation 2026 Long-Term Incentive Plan of our reports dated February 12, 2026, with respect to the consolidated financial statements of Zebra Technologies Corporation and the effectiveness of internal control over financial reporting of Zebra Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

May 29, 2026